Exhibit 10.2

OWENS & MINOR, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

As Amended and Restated
Effective May 10, 2019

INTRODUCTION
The Owens & Minor Directors’ Deferred Compensation Plan (the Plan) was effective as of January 1, 2005. The Plan was an amendment and restatement of the Deferred Fee Program that was part of the Owens & Minor, Inc. 2003 Directors’ Compensation Plan (the 2003 Plan). Except with respect to the Deferred Fee Program, the 2003 Plan remains effective in accordance with its terms and is not affected by the adoption of the Plan.
The Plan governs both a Participant’s Grandfather Account, i.e., the portion of a Participant’s Account that was credited on or before, December 31, 2004 (as adjusted for investment earnings and losses after 2004) and the Participant’s Current Account, i.e., the portion of a Participant’s Account that was credited on and after January 1, 2005 (as adjusted for investment earnings and losses).
Effective May 9, 2019 the Plan is amended and restated as set forth herein. The Plan must be administered and interpreted so that (i) the Grandfather Accounts remain exempt from Section 409A of the Code and (ii) the requirements of Section 409A of the Code are satisfied with respect to the Current Accounts.
The Plan is intended to assist the Company in promoting a greater identity of interest between Participants and the Company and its shareholders. The Plan is also intended to assist the Company in attracting and retaining non-employee Directors by affording them an opportunity to share in the future success of the Company.
ARTICLE I
DEFINITIONS

1.01.	Account
Account means an unfunded deferred compensation account established by the Company pursuant to the Plan, consisting of one or more Subaccounts. A Participant’s Account also shall be divided, if appropriate, into a Grandfather Account and a Current Account.

1.02.	Allocation Date
Allocation Date means any date on which an amount representing all or a part of a Participant’s Compensation is to be credited to his or her Account pursuant to an effective deferral election. The Allocation Date for the Retainer Fee shall be the date the Retainer Fee was payable (but for the deferral election) and for Meeting Fees shall be the date the meeting is held.

1.03.	Beneficiary
Beneficiary means any person or entity designated as such in a current Election Form. If there is no valid designation or if no designated Beneficiary survives the Participant, then the Beneficiary is the Participant’s surviving spouse, i.e., the person to whom the Participant is legally married on the date of the Participant’s death or, if there is no surviving spouse, the Participant’s estate.

1.04.	Board
Board means the Board of Directors of the Company.

1.05.	Code
Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.	Committee
Committee means the Governance and Nominating Committee of the Board.

1.07.	Common Stock
Common Stock means the Common Stock of the Company.

1.08.	Common Stock Account
Common Stock Account means the Subaccount whose value shall be based on the value of units representing shares of Common Stock and dividend equivalents.

1.09.	Company
Company means Owens & Minor, Inc.

1.10.	Compensation
Compensation means the sum of the Retainer Fee and the Meeting Fees payable by the Company to each Participant, including any additional amount paid to a chairman of a committee for additional services.

1.11.	Current Account
Current Account means the portion of the Account reflecting the deferral of Compensation that otherwise was payable after 2004.

1.12.	Deferred Amount
Deferred Amount means the amount (determined as a percentage of the Retainer Fee and the Meeting Fees) subject to a current deferral election.

1.13.	Election Date
Election Date means the date established by the Committee by which a Participant must submit a valid Election Form to the Secretary. Except as provided in the following sentence, the Election Date shall not be later than December 31 preceding the calendar year in which Compensation is earned. In the year that an individual is first elected or appointed to the Board, the Election Date shall be the thirtieth day after the date of such election or appointment if the individual was not previously eligible to participate in a nonqualified deferred compensation plan that was maintained by the Company and that provided a benefit based on an individual account balance.

1.14.	Election Form
Election Form means a valid deferral election form (in the form approved by the Committee) properly completed and signed and that specifies the Deferred Amount and the time at which, and the form in which, the Deferred Amount will be distributed.

1.15.	Exchange Act
Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16.	Extraordinary Distribution Request Form
Extraordinary Distribution Request Form means the extraordinary distribution request form (in the form approved by the Committee) properly completed and executed by a Participant, or Beneficiary who wishes to request an extraordinary distribution of amounts credited to his or her Account in accordance with Section 3.09.

1.17.	Grandfather Account
Grandfather Account means the portion of the Account reflecting the deferral of Compensation that otherwise was payable before 2005.

1.18.	Meeting Fees
Meeting Fees means the portion of a Participant’s Compensation that is based upon his or her attendance at Board meetings and meetings of committees of the Board.

1.19.	Participant
Participant means a member of the Board who is not then an employee or officer of the Company. An individual shall continue to be a Participant as long as an Account is being maintained for his or her benefit.

1.20.	Plan
Plan means the Owens & Minor, Inc. Director’s Deferred Compensation Plan.

1.21.	Policy
Policy means the Owens & Minor, Inc. Section 16 and Insider Trading Compliance Policy, as amended and restated October 2017 and as further amended from time to time and as in effect on the date an election under the Plan is made. The phrase “in accordance with the Policy” means that an election under the Plan is submitted to the Secretary during a “safe harbor” window and subject to the pre-clearance and other requirements of the Policy.

1.22.	Retainer Fee
Retainer Fee means the portion of a Participant’s Compensation that is fixed and paid without regard to his or her attendance at meetings and, for purposes of clarification, includes such amounts paid in cash and Stock Awards.

1.23.	Secretary
Secretary means the Company’s Corporate Secretary.

1.24.	Stock Award
Stock Award means the portion of a Participant’s Retainer Fee, if any, that is payable in shares of Common Stock.

1.25.	Subaccount
Subaccount means a subaccount established in accordance with Section 3.03.
ARTICLE II
ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the forms that will be used under the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be paid by the Company.
ARTICLE III
DEFERRED FEE PROGRAM

3.01.	Deferral Elections
(a)    A Participant may make a deferral election with respect to all or a part of his or her Compensation to be earned and payable after the Election Date by completing and executing an Election Form and submitting it to the Secretary. A deferral election must be made before the Election Date and in accordance with the Policy. A deferral election relating to a Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the portion of the Retainer Fee payable in cash and an integral multiple of twenty-five percent (25%) of the portion of the Retainer Fee payable as a Stock Award. A deferral election relating to Meeting Fees shall be in integral multiples of twenty-

five percent (25%) of each Meeting Fee. On or before the Election Date and in accordance with the Policy, an individual who is not a member of the Board may complete an Election Form contingent upon the individual becoming a Participant in which case the Deferral Election will be effective with respect to all or part of his or her Compensation to be earned and payable on and after becoming a Participant and after the date of the deferral election.
(b)    In accordance with the terms of the Plan, the Participant shall indicate on the Election Form: (i) the percentage of the Retainer Fee and the percentage of the Meeting Fee that he or she wishes to defer; (ii) the distribution date; (iii) whether distributions are to be in a lump sum or in installments; (iv) his or her Beneficiary or Beneficiaries; and (v) subject to Section 3.04, the Subaccounts to which the Deferred Amount is to be allocated.
(c)    A deferral election shall remain in effect with respect to all future Compensation until a new deferral election is made by the Participant in accordance with Section 3.01(a); provided, however, that on each Election Date a deferral election becomes irrevocable with respect to Compensation to be earned and payable in the calendar year after the Election Date.

3.02.	Beneficiary Election Modification
A Participant shall be permitted at any time to modify his or her Beneficiary designation by completing and executing a new Election Form and submitting it to the Secretary.

3.03.	Accounts; Vesting
(a)    The Company shall establish an Account (for bookkeeping purposes only), for each Participant and for each Beneficiary to whom installment distributions are being made. On each Allocation Date, the Company shall allocate to each Participant’s Account an amount equal to his Deferred Amount.
(b)    The Company shall establish within each Account one or more Subaccounts, which shall be credited with earnings and charged with losses, if any. One Subaccount shall be the Common Stock Account. The other Subaccounts, if any, shall be designated by the Committee from time to time.
(c)    Subject to the provisions of Sections 3.04 and 3.05, on each Allocation Date, each Participant’s Subaccount shall be credited with an amount equal to the Deferred Amount designated by the Participant for allocation to such Subaccounts. Each Subaccount shall be credited with earnings and charged with losses as if the amounts allocated thereto actually had been invested in the investment designated as that subaccount.
(d)    A Deferred Amount related to Compensation payable in cash shall be vested and nonforfeitable on the Allocation Date for that Deferred Amount. A Deferred Amount related to a Stock Award shall be vested and nonforfeitable when, and to the extent that, the Participant would have vested in the Stock Award if it had not been deferred under the Plan.

3.04.	Investment Directions

In connection with his or her initial deferral election, each Participant shall make an investment direction on his or her Election Form with respect to the portion of such Participant’s Deferred Amount that is to be allocated to each Subaccount of the Participant’s Account; provided, however, that if a Stock Award is not vested and nonforfeitable on the Allocation Date, the Stock Award must be credited to the Common Stock Account. Any apportionment of Deferred Amounts (and of increases or decreases in Deferred Amounts) among the Subaccounts shall be in integral multiples of ten percent (10%). An investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date. All investment directions shall remain in effect with respect to all future Deferred Amounts until a new investment direction made by the Participant in accordance with Section 3.05 becomes effective.

3.05.	New Investment Directions
A Participant may make a new investment direction with respect to his or her Deferred Amount to be credited to the Account thereafter only by completing and executing a new Election Form in accordance with the Policy and submitting it to the Secretary. A new investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the date the new Election Form is submitted to the Secretary.

3.06.	Investment Transfers
A Participant or a Beneficiary (after the death of the Participant) may transfer to one or more different Subaccounts all or a part (in integral multiples of ten percent (10%)) of the amounts credited to another Subaccount by completing and executing a transfer form in accordance with the Policy and submitting it to the Secretary. Any transfer of amounts among the Subaccounts shall become effective on the first day of the calendar month following the date the transfer form is submitted to the Secretary of the Company. Notwithstanding the two preceding sentences (i) an election to transfer to or from the Common Stock Account of a Participant who is then subject to Section 16 of the Exchange Act, shall not be effective unless it is made at least six months after the Participant’s most recent election of an “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3) and (ii) a transfer from the Common Stock Account is permitted only with respect to an amount that is vested in accordance with Section 3.03(d).

3.07.	Distribution Elections
(a)    A Participant’s Grandfather Account shall be distributed on the date or the occurrence of the event as specified in one or more Election Forms as in effect on December 31, 2004.
(b)    A Participant’s Current Account, to the extent vested in accordance with Section 3.03(d), shall be distributed on the date or the occurrence of the event as specified in one or more Election Forms subject to the following:
(1)    Each Participant shall designate on his or her Election Form a distribution date for each Deferred Amount credited to the Participant’s Current Account and vested in accordance with Section 3.03(d). Subject to clause (2) below, the distribution date may be (i) the first day of a calendar month specified by the Participant, (ii) the first day of the calendar month following the date of termination of the Participant’s service as a member of the Board, (iii) the earlier of a specified date or the first day of the calendar month following the termination of service on the Board or (iv) the later of a specified date or the first day of the calendar month following the termination of service on the Board.
(2)    If a distribution (i) is payable on account of the termination of the Participant’s service as a member of the Board, (ii) the Participant is a “specified employee” (as defined in Section 409A of the Code) and (iii) the Participant’s service as a member of the Board terminated for reasons other than the Participant’s death or because the Participant is “disabled” (as defined Section 409A of the Code), the distribution shall be made as of the first day of the seventh month beginning after the termination of the Participant’s service as a member of the Board.
(3)    After the applicable Election Date a Participant cannot change the distribution date specified on his or her Election Form with respect to a Deferred Amount governed by that Election Form.
(4)    On a new Election Form a Participant may specify a distribution date for his or her Current Account that differs from the distribution date specified in a prior Election Form. The distribution date specified in the new Election Form shall govern Compensation earned and payable (but for the deferral election) after the Election Date for the new Election Form. A new distribution date elected under this clause (4) must be a distribution date that satisfies clause (1) above.
(c)    If (i) the distribution date is the first day of the month following the Participant’s death, (ii) if the distribution date is a fixed date which in fact occurs after the Participant’s death or (iii) if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant’s Account shall be payable to his or her Beneficiaries. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Account of the Beneficiary shall be payable to the Beneficiary’s estate in a lump sum.
(d)    All distributions, including distributions under Section 3.09, shall be paid in cash. Except as provided in Section 3.09(b)(ii), all distributions shall be deemed to have been made from each Subaccount pro rata. Notwithstanding the first sentence in this Section 3.07(d), with the consent of the Committee a Participant or Beneficiary may elect, in accordance with the Policy, to receive a distribution from the Common Stock Account in whole shares of Common Stock and cash in lieu of a fractional share. Shares of Common Stock may be distributed only in accordance with the terms of a plan approved by the Company’s shareholders.

3.08.	Form of Distribution
(a)    A Participant’s Grandfather Account shall be distributed in the form specified on one or more Election Forms as in effect on December 31, 2004. If the Grandfather Account is distributed in installments, the amount of each installment shall be determined by dividing the Grandfather Account balance by the number of remaining installments. If a Participant receives a distribution from a Grandfather Account on an installment basis, amounts remaining in the

Grandfather Account shall continue to accrue earnings and incur losses in accordance with the terms of Section 3.03.
(b)    A Participant’s Current Account, to the extent vested in accordance with Section 3.03(d), shall be distributed in the form specified on one or more Election Forms subject to the following:
(1)    Each Participant shall designate on his or her Election Form the manner in which each Deferred Amount credited to the Participant’s Current Account will be paid. A Participant’s Election Form may specify that distributions from his or her Current Account shall be paid (i) in a lump sum or (ii) in up to five (5) annual installments. A lump sum payment will be made, and installment payments will begin, in accordance with the Election Form and Section 3.07(b)(1). Subsequent installments that are payable will be paid on each anniversary of the date the first installment was payable. Each installment shall be determined by dividing the Current Account balance by the number of remaining installments. If a Participant receives a distribution from his or her Current Account on an installment basis, amounts remaining in the Current Account shall continue to accrue earnings and incur losses in accordance with the terms of Section 3.03.
(2)    After the applicable Election Date a Participant may not change the form of distribution specified on his or her Election Form with respect to a Deferred Amount governed by that Election Form.
(3)    On a new Election Form a Participant may specify a form of distribution for his or her Current Account that differs from the form of distribution specified in a prior Election Form. The form of distribution specified in the new Election Form shall govern Compensation earned and payable (but for the deferral election) after the Election Date for the new Election Form. A new form of distribution elected under this clause (3) must specify a form of payment that satisfies clause (1) above.

3.09.	Extraordinary Distributions
(a)    Notwithstanding the foregoing, a Participant may request an extraordinary distribution of all or part of the amount credited to his or her Account on account of an “unforeseeable emergency” (as defined in Section 409A of the Code).
(b)    A request for an extraordinary distribution shall be made by completing and executing an Extraordinary Distribution Request Form and submitting it to the Secretary. The Extraordinary Distribution Request Form shall be submitted to the Secretary in accordance with the Policy. All extraordinary distributions shall be subject to approval by the Committee. The Extraordinary Distribution Request Form shall indicate: (i) the amount to be distributed from the Account; (ii) the Subaccount(s) from which the distribution is to be made; and (iii) the “unforeseeable emergency” requiring the distribution. The amount of any extraordinary distribution shall not exceed the lesser of the amount determined by the Committee to be required to meet the immediate financial need of the applicant or the vested amount credited to the Participant’s Account.

3.10.	Termination of Service; Specified Employees
(a)    As used in this Plan, the phrase “termination of service on the Board” and similar language means a separation from service as contemplated by Treasury Regulation Section 1.409A-1(h).
(b)    If a Participant is a “specified employee,” a distribution that is payable on account of the Participant’s termination of service on the Board shall not be made before the date that is six months after the termination of service. The preceding sentence shall not apply, and the distribution shall not be postponed if the termination of service is on account of the Participant’s death or because the Participant is disabled within the meaning of Section 409A of the Code. The term “specified employee” has the meaning set forth in Treasury Regulation Section 1.409A-1(i) (based on a “specified employee identification date” of December 31 and a “specified employee effective date” of the following April 1).

ARTICLE IV
SHAREHOLDER RIGHTS
No Participant shall have any rights as a shareholder with respect to his or her participation in the Plan unless and until the Participant receives a distribution of Common Stock from his or her Common Stock Account.
ARTICLE V
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The records of the Company Stock Account shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article V by the Committee shall be final and conclusive.
The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the records of the Company Stock Account.
ARTICLE VI
COMPLIANCE WITH LAW, ETC.
No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE VII
GENERAL PROVISIONS

7.01.	Unfunded Plan
The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under, or participation in, this Plan. Any liability of the Company to any person with respect to any grant under, or participation in, this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

7.02.	Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The use of the singular includes the plural and the reference to one gender includes the other. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

7.03.	Nontransferability
A Participant may not transfer or assign any rights that he or she has under this Plan other than by will or the laws of descent and distribution. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.
ARTICLE VIII
AMENDMENT AND TERMINATION
The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if approval of the Company’s shareholders is required by applicable law or the rules of any stock exchange on which the Common Stock is listed for trading. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under the Plan as in effect at the time such amendment is made. No amendment or termination of the Plan may cause a distribution of Plan benefits that does not satisfy requirements of Sections 409A of the Code.
ARTICLE IX
DURATION OF PLAN
The Plan shall remain in effect as to amounts deferred before that date until all Participants’ Accounts have been distributed in full, unless sooner terminated by the Board.